UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2023

GALERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39114	46-1454898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Liberty Blvd #230

Malvern, PA 19355

(Address of principal executive offices) (Zip Code)

(610) 725-1500

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GRTX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02.	Results of Operations and Financial Condition.

Preliminary Financial Results - Cash Balance as of September 30, 2023

On October 31, 2023, Galera Therapeutics, Inc. (the “Company”) announced that, based upon preliminary estimates and information available to the Company, it expects to report that it had cash, cash equivalents and short-term investments of approximately $28.4 million as of September 30, 2023. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K (the “Form 8-K).

The preliminary cash balance presented above is not a comprehensive statement of the Company’s financial position and is subject to change following the completion of the Company’s financial closing and independent auditor review procedures. Complete results will be included in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2023.

The information contained in Item 2.02 (including Exhibit 99.1 attached hereto) of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 8.01 Other Events.

On October 31, 2023, the Company announced that it has received official meeting minutes from the Type A meeting with the United States Food and Drug Administration (FDA) held September 28, 2023 in which the FDA reiterated the need for an additional Phase 3 trial of avasopasem manganese (avasopasem) for radiotherapy-induced SOM. The Company also decided to halt the Phase 2b GRECO-2 trial of rucosopasem manganese (rucosopasem) in patients with locally advanced pancreatic cancer (LAPC) and the Phase 1/2 GRECO-1 trial of rucosopasem in patients with non-small cell lung cancer (NCSLC), following a futility analysis of the GRECO-2 trial. The Company believes this decision will enable the Company to conserve cash while it continues to assess potential strategic alternatives with the goal of maximizing shareholder value. Such alternatives may include a merger, sale, divestiture of assets, licensing, or other strategic transaction. If the Company is unable to undertake any strategic alternative, it may be required to cease operations altogether.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding: the expectations surrounding the continued advancement of Galera’s product pipeline; the potential safety and efficacy of Galera’s product candidates and their regulatory and clinical development; Galera’s intention to pursue strategic alternatives and the ability of any such strategic alternative to provide shareholder value; the expected financial and operational impacts of Galera’s decision to discontinue the Phase 2b GRECO-2 trial and the Phase 1/2 GRECO-1 trial; and Galera’s estimated balance of cash, cash equivalents and short-term investments as of September 30, 2023. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the Company’s dependence on avasopasem manganese; risks relating to the regulatory approval process; failure to obtain regulatory approval of product candidates in the United States or other jurisdictions; substantial doubt regarding the Company’s ability to continue as a going concern; needing substantial funding and the ability to raise capital; general business, financial and accounting risks; and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated by its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the U.S. Securities and Exchange Commission, or the SEC, and the Company’s other filings with the SEC, which could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K. Any forward-looking statements speak only as of the date of this Form 8-K and are based on information available to the Company as of the date of this Form 8-K, and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 relating to Item 2.02 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Press Release of Galera Therapeutics, Inc. issued October 31, 2023

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALERA THERAPEUTICS, INC.

Date: October 31, 2023	By:	/s/ J. Mel Sorensen, M.D.
J. Mel Sorensen, M.D.
President and Chief Executive Officer